EXHIBIT 99.1

LITHIA MOTORS REPORTS ADJUSTED SECOND QUARTER 2011 EARNINGS OF $0.54 PER SHARE; INCREASES 2011 OUTLOOK

__________________________________________________

LITHIA MOTORS DECLARES $0.07 PER SHARE DIVIDEND FOR SECOND QUARTER 2011

Medford, Oregon, July 27, 2011 (7:30 a.m. ET) – Lithia Motors, Inc. (NYSE: LAD) today reported 2011 adjusted second quarter net income from continuing operations of $14.6 million, or $0.54 per diluted share. This compares to a 2010 adjusted second quarter net income from continuing operations of $7.0 million, or $0.27 per diluted share. Second quarter 2011 revenue from continuing operations increased $158.9 million, or 30% to $689.1 million, compared to $530.2 million in the year-ago period.

Second Quarter Year-over-Year Operating Highlights:

•         New vehicle same store sales increased 24%

•         Used vehicle retail same store sales increased 16%

•         Service, body and parts same store sales increased 5%

•         Adjusted SG&A expense as a percentage of gross profit declined 560 basis points, to 71.4%

As shown in the attached non-GAAP reconciliation table, the 2011 second quarter adjusted results from continuing operations exclude a non-core benefit of $0.01 per share due to a tax item, and the 2010 second quarter adjusted results from continuing operations exclude a non-core charge of $0.33 per share on asset impairments and reserve adjustments. Unadjusted, net income (loss) from continuing operations for the second quarter of 2011 and 2010 was $14.8 million or $0.55 per diluted share and $(1.6) million or $(0.06) per diluted share, respectively.

“We had a better than expected quarter, with revenue up 30% year over year, and the highest second quarter earnings per share since 2006,” said Sid DeBoer, Chairman and CEO of Lithia. “We continue to build on the momentum we have created over the past 24 months through our philosophy of continuous improvement.”

For the first six months of 2011, revenue from continuing operations increased 31% to $1.3 billion as compared to $1.0 billion in 2010. Same store new vehicle sales increased 32%, used vehicle retail same store sales increased 17% and service, body and parts same store sales increased 7%. For the first six months of 2011 adjusted net income from continuing operations was $0.88 per share as compared to $0.36 per share in 2010. Unadjusted, for the first six months of 2011, net income from continuing operations was $0.87 per diluted share, compared to net loss from continuing operations of $(0.01) per diluted share for 2010.

Mr. DeBoer continued, “The outlook for the remainder of 2011 remains volatile. Gas prices have fluctuated over the past three months, unemployment remains high and the supply disruption that affected Japanese manufacturers will reduce vehicle availability through the third quarter. We anticipate new vehicle inventory will recover to normal levels by the first quarter of 2012.”

Balance Sheet Update

Lithia ended the period with $61 million in immediately available funds, including $12 million in cash, $8 million in availability on its revolving credit facility, and $41 million in unfinanced new vehicle inventory.

Dividend Payment

Lithia announced that the Board of Directors has approved a dividend of $0.07 per share for the second quarter 2011. Lithia will pay the dividend August 25, 2011 to shareholders of record on August 11, 2011.

Updated Outlook for 2011

Lithia projects its 2011 third quarter earnings guidance within a range of $0.45 to $0.47 per diluted share. Full-year 2011 earnings guidance is projected within a range of $1.67 to $1.73 per diluted share. Both projections are based on the following annual assumptions:

•         Total revenues in range of $2.6 to $2.7 billion

•         New vehicle same store sales increasing 23%

•         New vehicle gross margin ranging from 7.5% to 7.7%

•         Used vehicle same store sales increasing 17%

•         Used vehicle gross margin ranging from 14.6% to 14.8%

•         Service body and parts same store sales increasing 2%

•         Service body and parts gross margin ranging from 48.5% to 48.8%

•         Finance and insurance gross profit of $980 per unit

•         Tax rate of 40%

•         Estimated average diluted shares outstanding of 26.9 million

•         Capital expenditures of approximately $28 million

•         Guidance excludes the impact of future acquisitions, dispositions, and any potential non-core items

Second Quarter Earnings Conference Call and Updated Presentation

The second quarter conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the second quarter results has been added to Investor Relations on www.lithia.com.

To listen live on our website or for replay, visit Investor Relations on www.lithia.com and click on webcasts. A playback of the conference call will be available after 1:00 p.m. ET on July 27, 2011 through August 4, 2011 by calling 877-660-6853 (Conference ID: 374114 Account: 305).

About Lithia

Lithia Motors, Inc. is the ninth largest automotive retailer in the United States. Lithia sells 27 brands of new and all brands of used vehicles at 86 stores, which are located in 12 states. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

For additional information on Lithia Motors, contact John North, VP Finance / Controller at (541) 618-5748 or visit www.lithia.com and click on “Investor Relations.”

Sites

http://www.lithia.com/

http://www.lithiacareers.com/

http://www.assuredservice.com/

Lithia Motors on Facebook

https://www.facebook.com/LithiaMotors

Lithia Motors on Twitter

http://twitter.com/lithiamotors

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. Forward-looking statements in this press release include our guidance regarding third quarter and full year 2011 results, the effect of acquisitions on our full year 2011 EPS, the impact of the Japanese disaster on new vehicle inventory and sales levels and the sustainability of the economic recovery. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks" or "will." These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including without limitation, future economic conditions and others set forth from time to time in the company's filings with the SEC. We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and diluted earnings per share from continuing operations, adjusted SG&A as a percentage of revenues and gross profit, adjusted operating margin, adjusted operating profit as a percentage of gross profit, and adjusted pre-tax margin. These measures exclude certain items disclosed in the attached financial tables. Cash flows from operations were adjusted to include the change in non-trade floorplan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, the Company has provided reconciliations of these measures to the most directly comparable GAAP measures, which are set forth in the attachments to this release. The Company believes that each of the foregoing non-GAAP financial measures improves the transparency of the Company's disclosure, provides a meaningful presentation of the Company's results from its core business operations excluding adjustments for items not related to the Company's ongoing core business operations or other non-cash adjustments, and improves the period-to-period comparability of the Company's results from its core business operations. These presentations are not intended to provide net income, cash flows from operations, operating income or selling, general and administrative costs in accordance with GAAP and should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.

Consolidated Statement of Operations (Unaudited)

(In thousands except per share data)

	Three Months Ended			%
	June 30,		Increase	Increase
	2011	2010	(Decrease)	(Decrease)
Revenues:
New vehicle retail	$ 357,638	$ 266,760	$ 90,878	34.1%
Used vehicle retail	180,039	145,786	34,253	23.5
Used vehicle wholesale	29,701	25,501	4,200	16.5
Finance and insurance	21,371	16,158	5,213	32.3
Service, body and parts	83,128	71,247	11,881	16.7
Fleet and other	17,191	4,700	12,491	265.8
Total revenues	689,068	530,152	158,916	30.0
Cost of sales:
New vehicle retail	329,156	244,826	84,330	34.4
Used vehicle retail	152,497	124,697	27,800	22.3
Used vehicle wholesale	29,429	25,196	4,233	16.8
Service, body and parts	42,343	36,214	6,129	16.9
Fleet and other	15,907	4,257	11,650	273.7
Total cost of sales	569,332	435,190	134,142	30.8
Gross profit	119,736	94,962	24,774	26.1
Asset impairment charges	490	13,260	(12,770)	(96.3)
SG &A expense	84,955	74,155	10,800	14.6
Depreciation and amortization	4,303	4,392	(89)	(2.0)
Income from operations	29,988	3,155	26,833	850.5
Floorplan interest expense	(3,434)	(2,535)	899	35.5
Other interest expense	(3,020)	(3,529)	(509)	(14.4)
Other income, net	171	214	(43)	(20.1)
Income (loss) from continuing operations before income taxes	23,705	(2,695)	26,400	NM
Income tax expense (benefit)	8,875	(1,132)	10,007	NM
Income tax rate	37.4%	42.0%
Income (loss) from continuing operations	$ 14,830	$ (1,563)	$ 16,393	NM	%

Discontinued operations	(4)	(156)	152	(94.4)
Net income (loss)	$ 14,826	$ (1,719)	$ 16,545	NM	%

Diluted net income (loss) per share:
Continuing operations	$ 0.55	$ (0.06)	$ 0.61	NM	%
Discontinued operations	-	(0.01)	0.01	NM
Net income (loss) per share	$ 0.55	$ (0.07)	$ 0.62	NM	%

Diluted shares outstanding	26,860	26,014	846	3.3%

Lithia Motors, Inc.

Key Performance Metrics (Unaudited)

	Three Months Ended			%
	June 30,		Increase	Increase
	2011	2010	(Decrease)	(Decrease)
Gross margin
New vehicle retail	8.0%	8.2%	(20) bps
Used vehicle retail	15.3	14.5	80 bps
Used vehicle wholesale	0.9	1.2	(30) bps
Finance & insurance	100.0	100.0	- bps
Service, body & parts	49.1	49.2	(10) bps
Gross profit margin	17.4	17.9	(50) bps

Unit sales
New vehicle retail	11,061	8,615	2,446	28.4%
Used vehicle retail	10,320	8,588	1,732	20.2
Used vehicle wholesale	3,869	3,290	579	17.6
Total units sold	25,250	20,493	4,757	23.2

Average selling price
New vehicle retail	$ 32,333	$ 30,965	$ 1,368	4.4%
Used vehicle retail	17,446	16,976	470	2.8
Used vehicle wholesale	7,677	7,751	(74)	(1.0)

Average gross profit per unit
New vehicle retail	$ 2,575	$ 2,546	$ 29	1.2%
Used vehicle retail	2,669	2,456	213	8.8
Used vehicle wholesale	70	93	(23)	(24.7)
Finance & insurance	999	939	60	6.4

Revenue mix
New vehicle retail	51.9%	50.3%
Used vehicle retail	26.1	27.5
Used vehicle wholesale	4.3	4.8
Finance & insurance, net	3.1	3.1
Service, body & parts	12.1	13.4
Fleet and other	2.5	0.9

	Adjusted		As reported
	Three Months Ended		Three Months Ended
	June 30,		June 30,
Other metrics	2011	2010	2011	2010
SG &A as a % of revenue	12.4%	13.8%	12.3%	14.0%
SG &A as a % of gross profit	71.4	77.0	71.0	78.1
Operating profit as a % of revenue	4.3	3.3	4.4	0.6
Operating profit as a % of gross profit	25.0	18.4	25.0	3.3
Pretax margin	3.4	2.2	3.4	(0.5)

Lithia Motors, Inc.

Same Store Operating Highlights (Unaudited)

(In thousands except per unit data)

	Three Months Ended			%
	June 30,		Increase	Increase
	2011	2010	(Decrease)	(Decrease)
Revenues
New vehicle retail	$ 332,505	$ 267,522	$ 64,983	24.3%
Used vehicle retail	168,663	145,171	23,492	16.2
Used vehicle wholesale	28,492	24,933	3,559	14.3
Finance and insurance	20,190	15,778	4,412	28.0
Service, body and parts	74,318	70,971	3,347	4.7

Gross profit
New vehicle retail	$ 26,247	$ 21,925	$ 4,322	19.7%
Used vehicle retail	26,010	20,967	5,043	24.1
Used vehicle wholesale	221	389	(168)	(43.2)
Finance and insurance	20,190	15,778	4,412	28.0
Service, body and parts	35,572	34,265	1,307	3.8

Unit sales
New vehicle retail	10,398	8,635	1,763	20.4%
Used vehicle retail	9,789	8,551	1,238	14.5
Used vehicle wholesale	3,745	3,241	504	15.6
Total units sold	23,932	20,427	3,505	17.2

Average selling price
New vehicle retail	$ 31,978	$ 30,981	$ 997	3.2%
Used vehicle retail	17,230	16,977	253	1.5
Used vehicle wholesale	7,608	7,693	(85)	(1.1)

Average gross profit per unit
New vehicle retail	$ 2,524	$ 2,539	$ (15)	(0.6)%
Used vehicle retail	2,657	2,452	205	8.4
Used vehicle wholesale	59	120	(61)	(50.8)
Finance & insurance	1,000	918	82	8.9

Lithia Motors, Inc.

Consolidated Statement of Operations (Unaudited)

(In thousands except per share data)

	Six Months Ended			%
	June 30,		Increase	Increase
	2011	2010	(Decrease)	(Decrease)

Revenues:
New vehicle retail	$ 666,830	$ 480,351	$ 186,479	38.8%
Used vehicle retail	339,608	280,781	58,827	21.0
Used vehicle wholesale	59,974	48,894	11,080	22.7
Finance and insurance	41,123	30,689	10,434	34.0
Service, body and parts	159,031	139,319	19,712	14.1
Fleet and other	20,333	5,500	14,833	269.7
Total revenues	1,286,899	985,534	301,365	30.6
Cost of sales:
New vehicle retail	615,291	440,212	175,079	39.8
Used vehicle retail	288,610	241,195	47,415	19.7
Used vehicle wholesale	59,296	48,224	11,072	23.0
Service, body and parts	81,427	71,051	10,376	14.6
Fleet and other	18,502	4,708	13,794	293.0
Total cost of sales	1,063,126	805,390	257,736	32.0
Gross profit	223,773	180,144	43,629	24.2
Asset impairment charges	872	14,751	(13,879)	(94.1)
SG &A expense	164,140	144,572	19,568	13.5
Depreciation and amortization	8,485	9,131	(646)	(7.1)
Income from operations	50,276	11,690	38,586	330.1
Floorplan interest expense	(5,964)	(5,251)	713	13.6
Other interest expense	(6,321)	(7,116)	(795)	(11.2)
Other income, net	249	281	(32)	(11.4)
Income (loss) from continuing operations before income taxes	38,240	(396)	38,636	NM
Income tax expense (benefit)	14,882	(242)	15,124	NM
Income tax rate	38.9%	61.1%
Income (loss) from continuing operations	$ 23,358	$ (154)	$ 23,512	NM	%

Discontinued operations	173	(298)	471	NM
Net income (loss)	$ 23,531	$ (452)	$ 23,983	NM	%

Diluted net income (loss) per share:
Continuing operations	$ 0.87	$ (0.01)	$ 0.88	NM	%
Discontinued operations	0.01	(0.01)	0.02	NM
Net income (loss) per share	$ 0.88	$ (0.02)	$ 0.90	NM	%

Diluted shares outstanding	26,779	25,955	824	3.2%

NM – not meaningful

Lithia Motors, Inc.

Key Performance Metrics (Unaudited)

	Six Months Ended			%
	June 30,		Increase	Increase
	2011	2010	(Decrease)	(Decrease)
Gross margin
New vehicle retail	7.7%	8.4%	(70) bps
Used vehicle retail	15.0	14.1	90 bps
Used vehicle wholesale	1.1	1.4	(30) bps
Finance & insurance	100.0	100.0	- bps
Service, body & parts	48.8	49.0	(20) bps
Gross profit margin	17.4	18.3	(90) bps

Unit sales
New vehicle retail	20,884	15,432	5,452	35.3%
Used vehicle retail	20,055	16,728	3,327	19.9
Used vehicle wholesale	7,719	6,555	1,164	17.8
Total units sold	48,658	38,715	9,943	25.7

Average selling price
New vehicle retail	$ 31,930	$ 31,127	$ 803	2.6%
Used vehicle retail	16,934	16,785	149	0.9
Used vehicle wholesale	7,770	7,459	311	4.2

Average gross profit per unit
New vehicle retail	$ 2,468	$ 2,601	$ (133)	(5.1)%
Used vehicle retail	2,543	2,366	177	7.5
Used vehicle wholesale	88	102	(14)	(13.7)
Finance & insurance	1004	954	50	5.2

Revenue mix
New vehicle retail	51.8%	48.7%
Used vehicle retail	26.4	28.5
Used vehicle wholesale	4.6	5.0
Finance & insurance, net	3.2	3.1
Service, body & parts	12.4	14.1
Fleet and other	1.6	0.6

	Adjusted		As reported
	Six Months Ended		Six Months Ended
	June 30,		June 30,
Other metrics	2011	2010	2011	2010
SG &A as a % of revenue	12.8%	14.6%	12.8%	14.7%
SG &A as a % of gross profit	73.6	79.7	73.4	80.3
Operating profit as a % of revenue	3.9	2.8	3.9	1.2
Operating profit as a % of gross profit	22.6	15.3	22.5	6.5
Pretax margin	3.0	1.6	3.0	0.0

Lithia Motors, Inc.

Same Store Operating Highlights (Unaudited)

(In thousands except per unit data)

	Six Months Ended			%
	June 30,		Increase	Increase
	2011	2010	(Decrease)	(Decrease)
Revenues
New vehicle retail	$ 635,316	$ 481,507	$ 153,809	31.9%
Used vehicle retail	324,639	278,669	45,970	16.5
Used vehicle wholesale	58,308	47,740	10,568	22.1
Finance and insurance	39,070	29,454	9,616	32.6
Service, body and parts	148,106	139,032	9,074	6.5

Gross profit
New vehicle retail	$ 48,747	$ 40,117	$ 8,630	21.5%
Used vehicle retail	48,701	39,091	9,610	24.6
Used vehicle wholesale	627	781	(154)	(19.7)
Finance and insurance	39,070	29,454	9,616	32.6
Service, body and parts	70,324	66,570	3,754	5.6

Unit sales
New vehicle retail	20,025	15,466	4,559	29.5%
Used vehicle retail	19,310	16,589	2,721	16.4
Used vehicle wholesale	7,526	6,448	1,078	16.7
Total units sold	46,861	38,503	8,358	21.7

Average selling price
New vehicle retail	$ 31,726	$ 31,133	$ 593	1.9%
Used vehicle retail	16,812	16,798	14	0.1
Used vehicle wholesale	7,748	7,404	344	4.6

Average gross profit per unit
New vehicle retail	$ 2,434	$ 2,594	$ (160)	(6.2)%
Used vehicle retail	2,522	2,356	166	7.0
Used vehicle wholesale	83	121	(38)	(31.2)
Finance & insurance	993	919	74	8.1

Lithia Motors, Inc.

Revenue Mix (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
New vehicle unit sales brand mix
Chrysler	29.6%	28.3%	28.8%	26.9%
General Motors	17.7	17.7	17.4	17.1
Toyota	11.1	12.9	12.5	13.8
Honda, Acura	7.5	8.9	7.6	8.8
BMW, Mini	7.1	5.4	5.9	5.5
Ford	5.8	5.7	5.8	5.6
Hyundai	5.3	5.6	5.6	6.0
Subaru	4.6	5.0	5.2	5.4
Volkswagen, Audi	3.4	3.5	3.3	3.4
Nissan	3.2	3.2	3.7	3.5
Mercedes	2.0	1.1	1.5	1.1
Kia	1.7	1.8	1.8	2.0
Other	1.0	0.9	0.9	0.9

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Revenue geographic mix
Texas	23.8%	25.1%	24.0%	25.3%
Oregon	20.4	14.6	18.5	14.7
California	9.4	10.4	9.8	10.7
Alaska	9.4	11.7	9.1	10.9
Washington	9.0	9.7	9.6	10.1
Montana	7.9	7.3	8.0	6.9
Iowa	6.6	7.2	6.7	7.1
Idaho	5.3	6.2	5.9	6.4
Nevada	4.2	4.0	4.5	4.1
North Dakota	2.1	2.0	2.0	2.0
New Mexico	1.0	1.0	1.0	1.0
Colorado	0.9	0.8	0.9	0.8

	As of July 27, 2011
Current store count mix	# of stores	% of total
Chrysler	22	25.6%
General Motors	12	14.0
Honda, Acura	9	10.4
Toyota	8	9.3
BMW	7	8.1
Hyundai	6	7.0
Ford	5	5.8
Volkswagen, Audi	4	4.7
Nissan	4	4.7
Mercedes	3	3.5
Subaru	2	2.3
Kia	2	2.3
Other	2	2.3

Lithia Motors, Inc.

Consolidated Balance Sheet (Unaudited)

(In thousands except per share data)

	June 30, 2011	December 31, 2010
Cash and cash equivalents	$ 11,738	$ 9,306
Trade receivables, net	88,793	75,011
Inventories, net	497,530	415,228
Deferred income taxes	3,641	2,937
Other current assets	5,473	6,062
Total current assets	$ 607,175	$ 508,544

Property and equipment, net	366,414	362,433
Goodwill	18,288	6,186
Franchise value	59,015	45,193
Deferred income taxes	36,501	39,524
Other non-current assets	13,808	9,796
Total assets	$ 1,101,201	$ 971,676

Floorplan notes payable	$ 336,486	$ 251,257
Current maturities of long-term debt	10,986	12,081
Trade payables	29,110	23,747
Accrued liabilities	68,126	58,784
Total current liabilities	$ 444,708	$ 345,869

Long-term debt	275,183	268,693
Deferred revenue	22,441	20,158
Other long-term liabilities	15,033	16,739
Total liabilities	$ 757,365	$ 651,459

Class A common stock	287,896	284,807
Class B common stock	468	468
Additional paid-in capital	10,632	10,972
Accumulated other comprehensive loss	(4,363)	(4,869)
Retained earnings	49,203	28,839
Total liabilities & stockholders' equity	$ 1,101,201	$ 971,676

Lithia Motors, Inc.

Summarized Cash Flow from Operations (Unaudited)

(In thousands)

	Six Months Ended
	June 30,
	2011	2010
Net income (loss)	$ 23,531	$ (452)

Adjustments to reconcile net income (loss) to net cash used in operating activities:
Asset impairments	872	14,751
Depreciation and amortization	8,485	9,131
Depreciation and amortization
within discontinued operations	21	28
Stock-based compensation	1,034	948
Gain on disposal of assets	(190)	(201)
Loss from disposal activities within discontinued operations	53	294
Deferred income taxes	2,060	(4,784)
Excess tax benefit from share-based payment arrangements	(278)	-
(Increase) decrease:
Trade receivables, net	(6,579)	(9,430)
Inventories	(60,498)	(30,104)
Other current assets	(461)	1,350
Other non-current assets	(884)	(870)
Increase (decrease):
Floorplan notes payable	1,744	3,249
Trade payables	4,679	7,655
Accrued liabilities	7,757	2,106
Other long-term liabilities and deferred revenue	1,418	50
Net cash used in operating activities	$ (17,236)	$ (6,279)

Lithia Motors, Inc.

Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)

(In thousands)

	Six Months Ended
	June 30,
Net cash (used in) provided by operating activities	2011	2010
As reported	$ (17,236)	$ (6,279)
Floorplan notes payable, non-trade	65,789	23,854
Adjusted	$ 48,553	$ 17,575

Lithia Motors, Inc.

Other Highlights (Unaudited)

(In thousands except per share data)

	June 30, 2011	December 31, 2010	June 30, 2010
Days Supply(1)
New vehicle inventory	68	75	68
Used vehicle inventory	56	53	53
(1) Days supply calculated based on current inventory levels, excluding in-transit vehicles, and a 30-day historical cost of sales level.

	June 30, 2011	December 31, 2010
Other information
Long-term debt/total capitalization(2)	44.5%	45.6%
(2)Total capitalization is comprised of long-term debt and total shareholder’s equity.
Debt covenant ratios
	Requirement		As of June 30, 2011
Minimum tangible net worth	Not less than $200 million		$ 264.8 million
Vehicle equity	Not less than $65 million		$ 184.5 million
Fixed charge coverage ratio	Not less than 1.20 to 1		2.04 to 1
Liabilities to tangible net worth ratio	Not more than 4.00 to 1		2. 86 to 1

Lithia Motors, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)

(In thousands)

	Three months ended, June 30		Six months ended June 30,
	2011	2010	2011	2010
Selling, general & administrative
As reported	$ 84,955	$ 74,155	$ 164,140	$ 144,572
Disposal gain (loss)	580	(2)	580	365
Reserve adjustments	-	(1,076)	-	(1,334)
Adjusted	$ 85,535	$ 73,077	$ 164,720	$ 143,603

Income from operations
As reported	$ 29,988	$ 3,155	$ 50,276	$ 11,690
Impairments and disposal gain	(90)	13,262	292	14,452
Reserve adjustments	-	1,076	-	1,334
Adjusted	$ 29,898	$ 17,493	$ 50,568	$ 27,476

Income (loss) from continuing operations before income taxes
As reported	$ 23,705	$ (2,695)	$ 38,240	$ (396)
Impairments and disposal gain	(90)	13,262	292	14,452
Reserve adjustments	-	1,076	-	1,334
Adjusted	$ 23,615	$ 11,643	$ 38,532	$ 15,390

Lithia Motors, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)

(In thousands except per share data)

Adjusted net income/(loss) and diluted earnings per share
	Three Months Ended June 30
	Net income/(loss)		Diluted earnings per share
	2011	2010	2011	2010
Continuing Operations
As reported	$ 14,830	$ (1,563)	$ 0.55	$ (0.06)
Impairments and disposal gain	(49)	8,043	-	0.31
Reserve adjustments	-	560	-	0.02
Stock-based compensation tax shortfall	(186)	-	(0.01)	-
Adjusted	$ 14,595	$ 7,040	$ 0.54	$ 0.27

Discontinued Operations
As reported	$ (4)	$ (156)	$ -	$ (0.01)
Impairments and disposal (gain) loss	32	167	-	0.01
Adjusted	$ 28	$ 11	$ -	$ -

Consolidated Operations
As reported	$ 14,826	$ (1,719)	$ 0.55	$ (0.07)
Adjusted	14,623	7,051	0. 54	0. 27

Adjusted net income/(loss) and diluted earnings per share
	Six Months Ended June 30
	Net income/(loss)		Diluted earnings per share
	2011	2010	2011	2010

Continuing Operations
As reported	$ 23,358	$ (154)	$ 0.87	$ (0.01)
Impairments and disposal gain	180	8,775	0.01	0.34
Reserve adjustments	-	724	-	0.03
Adjusted	$ 23,538	$ 9,345	$ 0.88	$ 0.36

Discontinued Operations
As reported	$ 173	$ (298)	$ 0.01	$ (0.01)
Impairments and disposal loss	32	176	-	0.01
Adjusted	$ 205	$ (122)	$ 0.01	$ -

Consolidated Operations
As reported	$ 23,531	$ (452)	$ 0.88	$ (0.02)
Adjusted	23,743	9,223	0. 89	0. 36